Exhibit 8.2

Piazza F. Meda, 5 20121 Milano T. +39 02.776931 F. +39 02.77693300	Piazza D’Aracoeli, 1 00186 Roma T. +39 06.45441410 F. +39 06.45441411 roma@maisto.it	2, Throgmorton Avenue London EC2N 2DG T. +44 (0)20.73740299 F. +44 (0)20.73740129 london@maisto.it

www.maisto.it

Fiat Industrial S.p.A.

Via Nizza, 250

10126 Turin

FI CBM Holdings N.V.

Cranes Farm Road

Basildon

Essex SS14 3AD

United Kingdom

Milan, May 29, 2013

Dear Sirs,

We have acted as your Italian counsel, in connection with your Registration Statement on Form F-4 originally filed with the Securities and Exchange Commission on May 14, 2013 as amended to date (the “Registration Statement”).

We have reviewed the sections set forth under the captions “Risks Related to Taxation”, as far as Italian law is concerned, and “Material Italian Tax Consequences” in the prospectus/circular included in the Registration Statement.

We confirm that the descriptions pertaining to Italian tax matters given in these sections are our opinion and fairly reflect Italian law as in force as of the date hereof.

We express no opinion as to, and have not made any investigation of, the laws of any jurisdiction other than the laws of Italy.

We hereby consent to the filing of this opinion as an exhibit to that Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely.

(Paolo Ludovici)

/s/ Paolo Ludovici

Avv. Prof. Guglielmo Maisto

Dott. Paolo Ludovici*

Avv. Riccardo Michelutti*

Avv. Marco Cerrato LL.M.

Dott. Andrea Parolini* LL.M.

Avv. Pietro Piccone Ferrarotti

Dott. Roberto Gianelli*

Dott. Marco Valdonio*

Dott. Loredana Conidi*

Dott. Paola Marzetta*

Dott. Nicola Saccardo* LL.M.

Avv. Alessandro Bavila LL.M.

Dott. Andrea Prampolini*

Dott. Stefano Tellarini*

Dott. Ernesto Sacchi*

Avv. Massimiliano Lovotti

Avv. Euplio Iascone

Dott. Aurelio Massimiano* LL.M.

Dott. Michele Aprile*

Dott. Walter Andreoni* LL.M

Dott. Giovanni Mercanti*

Dott. Sara Montalbetti*

Dott. Andrea Iannaccone*

Dott. Andrea Annoni*

Dott. Mauro Messi*

Dott. Luca Longobardi*

Avv. Roberto Zanni

Avv. Giulia Paroni Pini

Dott. Francesco Avella* LL.M.

Dott. Luca Formica* LL.M.

Avv. Fausto Capello

Dott. Mario Tenore* LL.M.

Avv. Michele Toccaceli

Dott. Silvia Boiardi*

Dott. Giorgia Zanetti*

Avv. Francesco Morra

Avv. Domenico Rettura

Dott. Giulio Cuzzolaro

Dott. Alberto Brazzalotto

Dott. Mirko Severi

Dott. Filippo Maisto

Dott. Michela Miniello

Dott. Pietro Bricchetto

*  Dottore Commercialista